Exhibit 99.1

Dana Reports First-Quarter 2013 Results,

Affirms 2013 Earnings Outlook

•	Sales of $1.68 billion

•	Net income of $42 million

•	Adjusted EBITDA of $158 million, 9.4 percent of sales

•	Free cash flow use of $44 million

•	Financial results in line with Company expectations

•	Share Repurchase Program continues

MAUMEE, Ohio, April 25, 2013 – Dana Holding Corporation (NYSE: DAN) today announced results for the first quarter of 2013. Sales were $1.68 billion, compared with $1.96 billion for the same period in 2012. Lower market volumes, principally the North American commercial vehicle and European and Asian off-highway markets, reduced year-over year sales by about $159 million, with light-vehicle program roll-offs and a divestiture a year ago reducing sales by an additional $101 million.

In line with reduced sales, net income for the quarter was $42 million, compared with $70 million for the same period in 2012, and the company’s diluted adjusted earnings per share (EPS) was $0.28, compared with $0.44 in the first quarter of 2012.

Adjusted EBITDA for the quarter was $158 million, compared with $212 million for the prior-year period. The reduction was driven mostly by lower sales volumes, which accounted for about $44 million of the decrease. In addition, the devaluation of the Venezuelan bolivar in February further reduced adjusted EBITDA in the Light Vehicle Driveline segment by $11 million, representing a margin impact of 70 basis points in the quarter. The company implemented recovery actions and expects to offset the majority of this impact over the remainder of 2013. These factors were partially offset by improved pricing and cost performance in the quarter.

Overall, adjusted EBITDA as a percent of sales for the quarter was 9.4 percent (10.1 percent excluding the Venezuelan currency devaluation), compared with 10.7 percent for the same period in 2012 and 9.6 percent in the fourth quarter of 2012

Free cash flow was a use of $44 million in the quarter principally reflecting seasonal working capital outflows of $98 million, semi-annual interest payments on the company’s unsecured senior notes of $30 million and capital spending of $29 million. This compares with $37 million during the first quarter of 2012, excluding a one-time voluntary contribution of $150 million to Dana’s U.S. pension plans.

“Demand levels in a number of our key markets provided a bit of a headwind for us in the first quarter, but overall results were in line with our expectations. We continue to achieve solid margins in spite of challenging market conditions by focusing on those levers within our control,” said company President and Chief Executive Officer Roger J. Wood. “Three of our four businesses improved EBITDA margins over last year’s fourth quarter, further evidencing our continued focus on cost flexibility and contribution margins.”

The company purchased about 1.4 million shares at a cost of about $24 million under its share repurchase program during the quarter. Since the board of directors authorized the program in October, Dana has repurchased about 3.6 million shares of common stock through April 23, resulting in $58 million being returned to shareholders. In addition, the board declared a common stock dividend of $0.05 per share payable May 31 to shareholders of record as of May 10. These actions demonstrate Dana’s commitment to returning value to its shareholders.

Company Affirms 2013 Financial Targets

Dana affirmed its financial targets for full-year 2013:

•	Sales of approximately $7.1 billion,

•	Adjusted EBITDA of $800 million to $820 million,

•	Adjusted EBITDA as a percent of sales of approximately 11.4 percent,

•	Diluted adjusted EPS of $1.88 to $1.95 (excluding the impact of Dana’s share repurchase program),

•	Capital spending of $180 million to $200 million, and

•	Free cash flow of $240 million to $260 million.

“We expect to capitalize on improved volumes through the remainder of the year. In particular, the performance of our Commercial Vehicle Driveline business is dependent on an expected uptick in market demand, and we are closely watching releases from our customers.” Mr. Wood said. “By continuing to maintain our operational flexibility and executing our business model, we are confident in our ability to drive margins commensurate with top line growth.”

Dana Earns PACE Awards

Dana earned a 2013 Automotive News PACE Award for its innovative Spicer® Diamond Series™ driveshaft. This industry-first one-piece aluminum driveshaft utilizes Dana’s advanced proprietary manufacturing processes to significantly reduce weight by up to 40 percent while maintaining the strength of an all-steel system. The result is a very robust and significantly lighter driveshaft for improved fuel efficiency and load-carrying capacity.

This driveshaft eliminates the need for a center bearing, helping to reduce component complexity and weight by up to 100 pounds. Additionally, the Spicer® Diamond Series™ driveshaft requires no exterior tube painting and eliminates the metal inert gas (MIG) welding process, helping to reduce emissions during manufacturing.

New Technologies Introduced

Dana introduced a number of new products in the first quarter aimed at targeting specific market-value drivers, such as fuel economy, emissions control, and total cost of ownership. These technology solutions include:

•	Best-in-class Spicer® AdvanTEK® 40 tandem axles for line-haul Class 8 trucks that improve fuel efficiency and reduce total cost of ownership;

•	Enhanced Spicer Life Series® driveshafts capable of handling greater torque capacities than any other driveshaft in the class;

•	Spicer® EconoTrek™ tandem axles that reduce weight by up to 450 pounds, delivering between a 2 and 3 percent improvement in fuel efficiency;

•	Spicer® electric-vehicle gearbox with an optimized gear ratio that provides increased acceleration, enabling drivers to reach highway speeds more quickly; and

•	A new Spicer® TE30 powershift transmission that provides reach stackers and heavy-duty forklift trucks with greater fuel economy and lower cost of ownership.

New Technical Research Center Opens in China

Dana also celebrated the opening of its new 129,000 square-foot technical center in Wuxi, Jiangsu Province, China. The Dana China Technical Center provides advanced product and applications engineering for original-equipment manufacturers in the light-vehicle, commercial-vehicle, and off-highway markets in China and throughout the Asia-Pacific region.

Conference Call Scheduled for 10 a.m. EDT Today

Dana will discuss its first-quarter results in a conference call at 10 a.m. EDT today. Participants may listen to the conference call via audio streaming online or telephone. Slide viewing is available via Dana’s investor website – www.dana.com/investors. United States and Canadian locations should dial 888-311-4590 and international locations should call 706-758-0054, and enter 31782394. Please ask for the “Dana Holding Corporation Financial Webcast and Conference Call.” Phone registration will be available starting at 9:30 a.m.

An audio recording of the webcast will be available after 5 p.m. today; dial 855-859-2056 (U.S. or Canada) or 404-537-3406 (international) and enter 31782394. A webcast replay will be available after 5 p.m. today, and may be accessed via Dana’s investor website.

Non-GAAP Financial Information

This release refers to adjusted EBITDA, which we have defined to be earnings before interest, taxes, depreciation, amortization, equity grant expense, restructuring expense and other nonrecurring items (gain/loss on debt extinguishment or divestitures, impairment, etc.). The most significant impact on Dana’s ongoing results of operations as a result of applying fresh start accounting following our emergence from bankruptcy was higher depreciation and amortization. By using adjusted EBITDA, a performance measure that excludes depreciation and amortization, the comparability of results is enhanced. Management also believes that adjusted EBITDA is an important measure since the financial covenants in our debt agreements are based, in part, on adjusted EBITDA. Adjusted EBITDA should not be considered a substitute for income (loss) before income taxes, net income (loss) or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Diluted adjusted EPS is a non-GAAP financial measure that we have defined as adjusted net income divided by adjusted diluted shares. We define adjusted net income as net income (loss) attributable to the parent company, excluding restructuring expense, amortization expense and nonrecurring items (as used in adjusted EBITDA), net of any associated income tax effects. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income. This measure is considered useful for purposes of providing investors, analysts, and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported under GAAP.

Free cash flow is a non-GAAP financial measure that we have defined as cash provided by (used in) operating activities, excluding any bankruptcy claim-related payments, less purchases of property, plant, and equipment. We believe this measure is useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow is neither intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported under GAAP. Free cash flow may not be comparable to similarly titled measures reported by other companies.

Please reference the “Non-GAAP financial information” accompanying our quarterly earnings conference call presentations on our website at www.dana.com/investors for our GAAP results and the reconciliations of these measures, where used, to the comparable GAAP measures.

Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation

Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Holding Corporation

Dana is a world-leading supplier of driveline, sealing, and thermal-management technologies that improve the efficiency and performance of passenger, commercial, and off-highway vehicles with both conventional and alternative-energy powertrains. The company’s global network of engineering, manufacturing, and distribution facilities provides original-equipment and aftermarket customers with local product and service support. Based in Maumee, Ohio, Dana employs more than 23,000 people in 26 countries and reported 2012 sales of $7.2 billion. For more information, please visit www.dana.com.

Investor Contact	Media Contact
Craig Barber: 419.887.5166	Jeff Cole: 419.887.3535

DANA HOLDING CORPORATION

Consolidated Statement of Operations (Unaudited)

For the Three Months Ended March 31, 2013 and 2012

(In millions except per share amounts)	Three Months Ended March 31,
	2013	2012
Net sales	$1,676	$1,964
Costs and expenses
Cost of sales	1,462	1,698
Selling, general and administrative expenses	103	113
Amortization of intangibles	19	19
Restructuring charges, net	2	5
Other income (expense), net	2	(1)

Income from continuing operations before interest expense and income taxes	92	128
Interest expense	21	21

Income from continuing operations before income taxes	71	107
Income tax expense	27	37
Equity in earnings of affiliates	4	4

Income from continuing operations	48	74
Income (loss) from discontinued operations	2	(1)

Net income	50	73
Less: Noncontrolling interests net income	8	3

Net income attributable to the parent company	42	70
Preferred stock dividend requirements	8	8

Net income available to common stockholders	$34	$62

Net income per share available to parent company common stockholders:
Basic:
Income from continuing operations	$0.22	$0.43
Income (loss) from discontinued operations	$0.01	$(0.01)
Net income	$0.23	$0.42
Diluted:
Income from continuing operations	$0.18	$0.33
Income from discontinued operations	$0.01	$—
Net income	$0.19	$0.33
Weighted-average common shares outstanding
Basic	148.0	147.5
Diluted	214.4	214.7

Dividends declared per common share	$0.05	$0.05

DANA HOLDING CORPORATION

Consolidated Statement of Comprehensive Income (Unaudited)

For the Three Months Ended March 31, 2013 and 2012

(In millions)	Three Months Ended March 31,
	2013	2012
Net income	$50	$73
Less: Noncontrolling interests net income	8	3

Net income attributable to the parent company	42	70

Other comprehensive income (loss) attributable to the parent company, net of tax:
Currency translation adjustments	(17)	44
Unrealized hedging gains and losses	3	8
Unrealized investment and other gains and losses	1	2
Defined benefit plans	8	2

Other comprehensive income (loss) attributable to the parent company	(5)	56

Other comprehensive income (loss) attributable to noncontrolling interests, net of tax:
Currency translation adjustments	(2)	1

Other comprehensive income (loss) attributable to noncontrolling interests	(2)	1

Total comprehensive income attributable to the parent company	37	126
Total comprehensive income attributable to noncontrolling interests	6	4

Total comprehensive income	$43	$130

DANA HOLDING CORPORATION

Consolidated Balance Sheet (Unaudited)

As of March 31, 2013 and December 31, 2012

(In millions except share and per share amounts)	March 31,	December 31,
	2013	2012
Assets
Current assets
Cash and cash equivalents	$981	$1,059
Marketable securities	63	60
Accounts receivable
Trade, less allowance for doubtful accounts of $9 in 2013 and $8 in 2012	980	818
Other	231	170
Inventories	776	742
Other current assets	126	104

Total current assets	3,157	2,953
Goodwill	99	101
Intangibles	303	325
Other noncurrent assets	258	324
Investments in affiliates	208	202
Property, plant and equipment, net	1,209	1,239

Total assets	$5,234	$5,144

Liabilities and equity
Current liabilities
Notes payable, including current portion of long-term debt	$84	$101
Accounts payable	914	766
Accrued payroll and employee benefits	136	160
Accrued restructuring costs	23	23
Taxes on income	69	63
Other accrued liabilities	180	197

Total current liabilities	1,406	1,310
Long-term debt	839	803
Pension and postretirement obligations	681	715
Other noncurrent liabilities	360	368

Total liabilities	3,286	3,196

Commitments and contingencies
Parent company stockholders’ equity
Preferred stock, 50,000,000 shares authorized
Series A, $0.01 par value, 2,500,000 shares outstanding	242	242
Series B, $0.01 par value, 5,221,199 shares outstanding	511	511
Common stock, $0.01 par value, 450,000,000 shares authorized, 147,368,839 and 148,264,067 outstanding	2	2
Additional paid-in capital	2,680	2,668
Accumulated deficit	(736)	(762)
Treasury stock, at cost (3,344,863 and 1,797,988 shares)	(51)	(25)
Accumulated other comprehensive loss	(801)	(793)

Total parent company stockholders’ equity	1,847	1,843
Noncontrolling equity	101	105

Total equity	1,948	1,948

Total liabilities and equity	$5,234	$5,144

DANA HOLDING CORPORATION

Consolidated Statement of Cash Flows (Unaudited)

For the Three Months Ended March 31, 2013 and 2012

	Three Months Ended
(In millions)	March 31,
	2013	2012
Operating activities
Net income	$50	$73
Depreciation	42	49
Amortization of intangibles	22	22
Amortization of deferred financing charges	1	1
Unremitted earnings of affiliates	(4)	(3)
Stock compensation expense	5	7
Deferred income taxes	(2)	2
Pension contributions, net	(16)	(165)
Change in working capital	(109)	(137)
Other, net	(4)	(2)

Net cash flows used in operating activities (1)	(15)	(153)

Investing activities
Purchases of property, plant and equipment (1)	(29)	(34)
Acquisition of business	(4)
Other	1	(2)

Net cash flows used in investing activities	(32)	(36)

Financing activities
Net change in short-term debt	(3)	20
Proceeds from long-term debt	53	16
Repayment of long-term debt	(30)	(3)
Dividends paid to preferred stockholders	(8)	(8)
Dividends paid to common stockholders		(7)
Distributions paid to noncontrolling interests	(1)
Repurchases of common stock	(24)
Payments to acquire noncontrolling interests	(7)
Other		1

Net cash flows provided by (used in) financing activities	(20)	19

Net decrease in cash and cash equivalents	(67)	(170)
Cash and cash equivalents – beginning of period	1,059	931
Effect of exchange rate changes on cash balances	(11)	12

Cash and cash equivalents – end of period	$981	$773

(1)	Free cash flow of $(44) in 2013 and $(187) in 2012 is the sum of net cash used in operating activities reduced by the purchases of property, plant and equipment.

DANA HOLDING CORPORATION

Segment Sales & Segment EBITDA (Unaudited)

For the Three Months Ended March 31, 2013 and 2012

	Three Months Ended
(In millions)	March 31,
	2013	2012
Sales
Light Vehicle Driveline	$619	$727
Power Technologies	256	268
Commercial Vehicle	458	551
Off-Highway	343	418

Total Sales	$1,676	$1,964

Segment EBITDA
Light Vehicle Driveline	$41	$63
Power Technologies	36	40
Commercial Vehicle	41	61
Off-Highway	41	49

Total Segment EBITDA	159	213
Corporate expense and other items, net	(1)	(3)
Structures EBITDA		2

Adjusted EBITDA	$158	$212

DANA HOLDING CORPORATION

Reconciliation of Segment and Adjusted EBITDA

to Net Income (Unaudited)

For the Three Months Ended March 31, 2013 and 2012

	Three Months Ended
(In millions)	March 31,
	2013	2012
Segment EBITDA	$159	$213
Corporate expense and other items, net	(1)	(3)
Structures EBITDA		2

Adjusted EBITDA	158	212
Depreciation	(42)	(48)
Amortization of intangibles	(22)	(22)
Restructuring	(2)	(5)
Strategic transaction and other expenses	(2)	(3)
Impairment and loss on sale of assets		(3)
Structures EBITDA		(2)
Stock compensation expense	(5)	(7)
Interest expense	(21)	(21)
Interest income	7	6

Income from continuing operations before income taxes	71	107
Income tax expense	27	37
Equity in earnings of affiliates	4	4

Income from continuing operations	48	74
Income (loss) from discontinued operations	2	(1)

Net income	$50	$73

DANA HOLDING CORPORATION

Diluted Adjusted EPS (Unaudited)

For the Three Months Ended March 31, 2013 and 2012

	Three Months Ended
(In millions except per share amounts)	March 31,
	2013	2012
Net income attributable to parent company	$42	$70
Restructuring charges (1)	2	5
Amortization of intangibles (1)	17	16
Non-recurring items (1)	(2)	3

Adjusted net income	$59	$94

Diluted shares - as reported	214	215

Adjusted diluted shares	214	215

Diluted adjusted EPS	$0.28	$0.44

(1)	Amounts are net of associated tax effect.